UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	0-26680	8736-3354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2454 McMullen Booth Road, Building C

Clearwater, Florida 33759

(Address of principal executive offices, including zip code)

(727) 726-0763

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

November 18, 2014 – Clearwater, Florida. Nicholas Financial, Inc. (the “Company”) (NASDAQ: NICK) today announced that, on November 14, 2014, the Company entered into Amendment No. 3 (the “Amendment”) to its Second Amended and Restated Loan and Security Agreement, dated as of January 12, 2010, as previously amended (the “Line”). The Amendment, among other things, extends the maturity date of the Line from November 30, 2014 to January 31, 2015. As previously reported, the Company’s Board of Directors (the “Board”) is considering various strategic financial initiatives to increase return on shareholder investment. The Company believes that the Board will complete its review and analysis of various strategic financial initiatives prior to the new maturity date, and the Company expects to amend or replace the Line at such time, although no assurances can be given that it will be able to do so.

The Line currently allows the Company to borrow up to $150.0 million and is secured by all of the assets of the Company. Borrowings under the Line may be under various LIBOR pricing options, plus 300 basis points, with a 1% floor on LIBOR. As of November 14, 2014, the amount outstanding under the Line was approximately $129 million and the amount available under the Line was approximately $21 million.

The Line requires compliance with certain debt covenants, including financial ratios, asset quality and other performance tests. As of the date of this Current Report on Form 8-K, the Company is in compliance with all of its debt covenants under the Line.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Amendment to the Line in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 31E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future. Forward-looking statements include statements regarding, among other things, the future intentions of the Board of Directors of the Company regarding possible strategic financial initiatives and the Company’s intentions regarding its line of credit facility. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. All forward-looking statements included in this document are based on information available to the Company on the date hereof and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company’s Reports on Forms 8-K, 10-Q and 10-K and Annual Reports to Shareholders.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 3, dated November 14, 2014, to Second Amended and Restated Loan and Security Agreement, dated as of January 12, 2010, as amended, by and among Nicholas Financial, Inc., a Florida corporation, Bank of America, N.A., as agent, and each of the Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC. (Registrant)

Date: November 18, 2014	/s/ Ralph T. Finkenbrink
Ralph T. Finkenbrink
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

Date: November 18, 2014	/s/ Katie L. MacGillivary
Katie L. MacGillivary
Vice President and Chief Financial Officer
(Principal Financial Officer and Accounting Officer)

Exhibit Index

Exhibit	Description

10.1	Amendment No. 3, dated November 14, 2014, to Second Amended and Restated Loan and Security Agreement, dated as of January 12, 2010, as amended, by and among Nicholas Financial, Inc., a Florida corporation, Bank of America, N.A., as agent, and each of the Lenders party thereto.